UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

MAN SHING AGRICULTURAL HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53146	98-0660577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1005, 10/F, Tower B
Hunghom Commercial Centre
37 Ma Tau Wai Road, Hunghom
Kowloon, Hong Kong
 (Registrant’s Address)

Registrant’s telephone number, including area code: (86) 536-4644888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountants.

On June 30, 2011, Man Shing Agricultural Holdings, Inc. (the “Company” or the “Registrant”) dismissed its principal independent accountant, BDO Limited (“BDO”).  The decision to dismiss BDO as the Company's principal independent accountant was approved by the Company's Board of Directors on June 30, 2011.  BDO did not issue a report on the Company's financial statements. During the period from October 29, 2010 through the date of BDO's dismissal, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such period.  None of the reportable events described under Item 304(a)(1)(iv) or (v) of Regulation S-K occurred within the period from October 29, 2010 through the date BDO was dismissed. The Company has provided BDO with a copy of the foregoing disclosures, and BDO has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company herein, attached hereto as Exhibit 16.1.

On June 30, 2011, the Company engaged Moore Stephens, Hong Kong (“MSHK”) as its new principal independent accountants, effective June 30, 2011. The decision to engage MSHK as the Company's principal independent accountants was approved by the Company's Board of Directors on June 30, 2011. During the period from October 29, 2010 through June 30, 2011, the Company did not consult with MSHK regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
16.1	Letter from BDO, dated July 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 6, 2011	MAN SHING AGRICULTURAL HOLDINGS, INC.

	By:	/s/ Shili Liu
Shili Liu
Chief Executive Officer, President and Chairman